UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2025

Roivant Sciences Ltd.
(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-40782	98-1173944
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
(Address of Principal Executive Offices)

+44 207 400-3347
(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.0000000341740141 per share	ROIV	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2025, Roivant Sciences, Inc. (“RSI”), a wholly-owned subsidiary of Roivant Sciences Ltd. (the “Company”), entered into a consulting agreement (the “Consulting Agreement”) with its former Chief Accounting Officer, Rakhi Kumar. As previously disclosed in a Current Report on Form 8-K filed on February 21, 2025, Ms. Kumar stepped down from her role effective February 20, 2025. Under the Consulting Agreement, Ms. Kumar will provide certain advisory and transition services as may be reasonably requested by RSI from time to time (the “Services”). In consideration for the Services, the Consulting Agreement provides that Ms. Kumar will be eligible to continue to vest into her outstanding Company equity incentive awards during the 18-month term of the Consulting Agreement (the “Term”). At the conclusion of the Term, provided that Ms. Kumar has complied with her obligations under the Consulting Agreement and the other documentation entered into in connection with her separation from RSI, and that the Consulting Agreement is not otherwise earlier terminated in accordance with its terms, any Company equity incentive awards held by Ms. Kumar that remain outstanding and unvested at such time shall fully vest as of such date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROIVANT SCIENCES LTD.

Date: March 20, 2025	By:	/s/ Keyur Parekh
Name: Keyur Parekh
Title: Authorized Signatory